Exhibit 10.40

WAIVER AND AMENDMENT AGREEMENT

This WAIVER AND AMENDMENT AGREEMENT, dated as of September 30, 2008 (this "Agreement"), is entered into by and between Proteonomix, Inc. a Delaware corporation (the "Company"), and Isaac Sambrowsky (the “Investor”) (collectively the “Parties”).

RECITALS

WHEREAS, the Investor purchased a 10% Secured Note in the principal amount of $35,000 from the Company on May 4, 2007 (the “Note”) and the Company has been in default on the Note (the “Default”) by failing to make the required interest and principal payments since November 1, 2007, and

WHEREAS, as a result of the Default, Section 2 of the Note increases the rate of interest on the Note and Section 6 of the Note requires the issuance of additional shares of common stock to the Investor, and

WHEREAS, the Company and the Investor would like to formulate a plan to cure the Default and extend the due date of the Note.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.

NEW PRINCIPAL BALANCE

a.

Accrued Interest.  The Company acknowledges that it owes the Investor the sum of $6,300 in accrued interest from the time of the Default until September 30, 2008.

b.

New Principal.  The outstanding accrued interest of $6,300 will be added to the Principal amount of $35,000 to make a new principal amount of $41,300 (the “New Principal Amount”).

c.

Future Payments. All future interest payments or default equity payments (as may be required) will be made based on the New Principal Amount.  Any unpaid accrued interest will be added this amount on the first day of every month beginning on the New Due Date as discussed in Section 2b below.

2.

WAIVER OF DEFAULT; EXTENSION OF NOTE; WAIVER OF CURRENT INTEREST

a.

Extension of Note.  The Investor hereby agrees to extend the due date on the Note until January 30, 2009 (the “New Due Date”).

b.

Waiver of Default. The Investor hereby agrees to waive all of the default provisions of the Note from the date of this Agreement until the New Due Date.  The common stock payments required by Section 6 of the Note from the Default date until the date of this Agreement are discussed in Section 3 below.

c.

Waiver of Current Interest.  The Investor agrees to waive the payment of current interest on the New Principal Amount from October 1, 2008 until the New Due Date.

3.

EQUITY CONSIDERATION

a.

Warrants.  As part of the purchase of the Note, the Investor received 5,250 (adjusted for reverse split) warrants to purchase common stock of the Company (the “Warrants”)  In consideration of the waiver in Section 2 above, Company agrees to convert the Warrants into 2,625 shares of common stock of Company.

b.

Common Stock.  The Company agrees to deliver to the Investor 17,500 common shares of the Company (adjusted for reverse split) as full satisfaction of the Default equity payments required by Section 6 of the Note from the time of the Default until the date of this Agreement.

4.

MISCELLANEOUS.

a.

Effect of Agreement.  Except as set forth expressly herein, all terms of the Note shall be and remain in full force and effect.

b.

Governing Law.  This agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to conflicts of laws principles.

c.

Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

d.

Entire Agreement.  This Agreement reflect the entire agreement between the parties hereto with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

e.

Further Assurances.  Each party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed on December 24, 2008.

PROTEONOMIX INC.

By:   /s/ Michael Cohen

           Michael Cohen

           CEO

THE INVESTOR

/s/ Isaac Sambrowsky

Isaac Sambrowsky